Exhibit 99.1

Newsmax Announces Third Quarter 2025 Financial Results

Company Reports Revenues of $45.3 million, a 4.0% Year-Over-Year Increase, Outpacing Election-Year Comparison

Broadcast Revenues Increase to $36.6 Million, a 10.1% Increase Year-Over-Year

Newsmax Remains the Fourth Highest-Rated Cable News Channel
With Over 28 Million Quarterly Viewers

BOCA RATON, FL – November 13, 2025 – Newsmax Inc. (NYSE: NMAX) (“Newsmax” or the “Company”) today announced its financial results for the third quarter ended September 30, 2025.

Management Commentary

“We are pleased to announce another strong quarter that shows the power and consistency of our business, even in a non-election year when news audiences and advertising demand across the industry typically soften,” said Christopher Ruddy, Chief Executive Officer of Newsmax. “Our performance this quarter reflects the strength of our diversified revenue model, the growing reach of our cable and FAST channels and the continued engagement of audiences across all of our platforms.”

Ruddy continued, “Since going public, we have focused on building a company positioned for sustainable, long-term growth. Our strong balance sheet and access to the public markets give us the flexibility to invest strategically, expand our distribution and continue delivering compelling content that resonates with viewers. We remain focused on sustainable, long-term growth and on delivering consistent value for our shareholders.”

Third Quarter 2025 Business and Operational Highlights

●	Newsmax has significantly expanded its distribution reach through multiple strategic initiatives including:

o	Secured distribution agreement with a leading hospitality provider, making Newsmax available in 900+ hotels and 300,000 hotel rooms nationwide.

o	Partnered with Curb to bring Newsmax programming to the Taxi TV platform, reaching over 15,000 screens across 65 U.S. markets generating 2.3 billion annual impressions.

o	Achieved major international expansion through partnership with Trump Media & Technology Group, making Newsmax available globally on Truth+ streaming platform across multiple devices and connected TV apps.

o	Extended multi-year carriage partnership with Fubo, launching Newsmax en Español on Fubo’s Latino plan and Latino Plus add-on package.

o	Expanded international news coverage with Carl Higbie broadcasting live from Israel, providing comprehensive coverage and exclusive interviews including with Israeli Prime Minister Benjamin Netanyahu.

●	Implemented strategic cryptocurrency purchase plan of up to $5 million to acquire Bitcoin and Trump Coin over the next 12 months, positioning Newsmax to be the first NYSE company to purchase Trump Coin.

●	Partnered with Veritone to modernize newsroom operations and unlock revenue potential from Newsmax’s extensive 20-year content archive through AI-powered Digital Media Hub technology.

●	Appointed David Gandler, Co-Founder and Chief Executive Officer of FuboTV, to the Board of Directors, bringing extensive streaming and media industry expertise.

Third Quarter 2025 Financial Highlights

●	Newsmax reported total quarterly revenues of $45.3 million for the three-month period ended September 30, 2025, representing a 4.0% year-over-year increase.

o	Total Broadcasting revenues grew 10.1% year-over year to $36.6 million for the third quarter of 2025, underscoring continued growth even in a non-election year. This was driven by affiliate fee revenue growth, higher ratings and pricing for broadcasting ad revenue and an increase in Newsmax+ subscribers.

o	Advertising Revenues decreased slightly by 1.6% year-over-year to $27.6 million due to a non-election year comparison period.

o	Affiliate Revenues increased 22.3% year-over-year to $8.1 million driven by new contractual relationships as well as rate increases that went into effect in 2025.

o	Subscription Revenues of $6.9 million were flat year-over-year, driven by an increase in Newsmax+ subscribers, offset by reductions in publication subscriptions due to election cycle cyclicality.

o	Product Sales Revenues increased 1.8% year-over-year to $1.5 million.

●	Newsmax reported a quarterly Net Loss of $(4.1) million as compared to a Net Loss of $(9.8) million reported in the prior year quarter, primarily driven by higher production and programming investments, public company and stock-based compensation costs, offset by reduced legal expenses and higher broadcast revenues.

●	Quarterly Adjusted EBITDA was $(1.8) million, a decrease of $4.4 million from the amount reported in the same quarter last year, primarily due to higher production and programming expenses and increased personnel and public company costs associated with the Company’s continued expansion. (See reconciliation of net loss to adjusted EBITDA below).

●	The Company ended the quarter with $130.4 million in Cash and short-term investments. Cash and Cash Equivalents were $14.2 million and short-term investments were $116.2 million.

Newsmax is reiterating its previously issued full-year 2025 revenue guidance of $180 million to $190 million.

“Our third quarter results highlight the resilience and momentum of our business,” commented Darryle Burnham, Chief Financial Officer. “By expanding our global distribution footprint and modernizing our content monetization strategy, we are laying the foundation for sustainable, long-term growth. We are encouraged by the strong performance we are seeing early in the fourth quarter and remain confident in our previously disclosed full-year revenue guidance. Supported by a solid balance sheet, we continue to invest in strategic opportunities that enhance our reach, strengthen our financial profile and drive shareholder value.”

Earnings Call Information

The Company will host an earnings call at 4:30pm ET today to discuss the third quarter 2025 financial results. Participants may access the live webcast at Newsmax’s investor relations website at: Investor Relations | Newsmax Inc.

About Newsmax

Newsmax Inc. is listed on the NYSE (NMAX) and operates, through Newsmax Broadcasting LLC, one of the nation’s leading news outlets, the Newsmax channel. The fourth highest-rated network is carried on all major pay TV providers. Newsmax’s media properties reach more than 50 million Americans regularly through Newsmax TV, the Newsmax App, its popular website Newsmax.com, and publications such as Newsmax Magazine. Through its social media accounts, Newsmax reaches over 22 million combined followers. Reuters Institute says Newsmax is one of the top U.S. news brands and Forbes has called Newsmax “a news powerhouse.”

For more information, please visit Investor Relations | Newsmax Inc.

Investor Contacts

Newsmax Investor Relations
ir@newsmax.com

Forward-Looking Statements

This communication contains forward-looking statements. From time to time, we or our representatives may make forward-looking statements orally or in writing. We base these forward-looking statements on our expectations and projections about future events, which we derive from the information currently available to us. Forward-looking statements can be identified by those that are not historical in nature. The forward-looking statements discussed in this communication and other statements made from time to time by us or our representatives, may not occur, and actual events and results may differ materially and are subject to risks, uncertainties and assumptions about us. Newsmax does not guarantee future results, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. Forward-looking statements should not be relied upon as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this communication to conform our prior statements to actual results or revised expectations, and we do not intend to do so. Factors that may cause actual results to differ materially from current expectations include various factors, including but not limited changes in domestic and global general economic and macro-economic conditions and the volatility of the price of Common Stock that may result from, among other things, comments by securities analysts or other third parties, including blogs, articles, message boards and social and other media, large shareholders exiting their position in our Common Stock, any negative public perception of us, sales of shares previously registered for resale, or other uncertainties and the factors set forth in the sections entitled “Risk Factors” in Newsmax’s Annual Report on Form 10-K for the twelve months ended December 31, 2024, Newsmax’s Quarterly Report on Form 10-Q for the three months ended June 30, 2025, and other filings Newsmax makes with the Securities and Exchange Commission. Nothing in this communication should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. Undue reliance should not be placed on forward-looking statements in this communication, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein.

USE AND DEFINITION OF NON-GAAP FINANCIAL MEASURES

This press release contains a financial measure that has not been prepared in accordance with United States Generally Accepted Accounting Principles (“U.S. GAAP”). This financial measure is Adjusted EBITDA.

Non-GAAP financial measures are used to supplement the financial information presented on a U.S. GAAP basis and should not be considered in isolation or as a substitute for the relevant U.S. GAAP measures and should be read in conjunction with information presented on a U.S. GAAP basis. Because not all companies use identical calculations, our presentation of Non-GAAP measures may not be comparable to other similarly titled measures of other companies.

Adjusted EBITDA1 is defined as revenues less cost of revenues and general and administrative expenses and does not include depreciation and amortization, interest expense, net, impairment charges, unrealized gains (losses) on marketable securities, other corporate matters (consisting primarily of certain litigation expenses, and related fees, for specific legal proceedings that the Company has determined are infrequent and unusual in terms of their magnitude), other, net, and income tax expense.

[1]	The Company compensates for limitations of the adjusted EBITDA measure by prominently disclosing GAAP net income (loss), which the Company believes is the most directly comparable GAAP measure, and providing investors with a reconciliation from GAAP net income (loss) to adjusted EBITDA on page 13.

NEWSMAX INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$14,181,578	$24,052,887
Funds held in escrow	20,000,000	-
Investments	116,175,071	58,310,955
Accounts receivable, net	30,623,417	28,265,721
Inventories, net	1,798,300	1,792,697
Prepaid expenses and other current assets	9,457,315	8,925,294
Total current assets	192,235,681	121,347,554

Property and equipment, net	6,568,078	6,225,617
Right of use asset, operating lease	4,531,107	7,191,606
Other assets	9,446,965	10,698,660
Security deposits	549,277	609,426
Funds held in escrow	20,000,000	-
Total assets	$233,331,108	$146,072,863

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable	$15,844,429	$14,670,846
Accrued expenses	9,824,063	9,882,720
Accrued payroll	3,439,899	2,220,872
Accrued distribution	935,380	1,068,366
Deferred revenue	10,673,913	13,652,699
Lease liability, operating lease	3,320,703	3,894,102
Lease liability, finance lease	156,420	199,237
Settlement liability	26,022,450	29,099,265
Warrant liability	-	6,499,821
Derivative liability	-	41,459,418
Total current liabilities	70,217,257	122,647,346

Long-term liabilities:
Deferred revenue, net of current portion	3,031,812	2,835,218
Lease liability, operating lease, net of current portion	1,710,473	4,049,256
Lease liability finance lease, net of current portion	19,614	129,930
Share repurchase liability	6,407,990	-
Other long-term liabilities	937,500	-
Settlement liability, net of current portion	45,045,400	25,477,941
Total liabilities	127,370,046	155,139,691

Commitments and contingencies (Note 11)
Convertible and redeemable preferred stock, $0.001 par value; 11,034 shares authorized; and 0 and 5,575 shares issued and outstanding as of September 30, 2025 and December 31, 2024	-	128,576,901

Stockholders’ equity (deficit)
Convertible and redeemable preferred stock, $0.001 par value; 60,000 shares authorized; and 0 and 27,612 shares issued and outstanding as of September 30, 2025 and December 31, 2024	-	86,742,045
Class A common stock, 0.001 par value; 50,000,000 shares authorized; 39,239,297 shares issued and outstanding; Class B common stock, 0.001 par value; 940,000,000 shares authorized 89,884,489 shares issued and outstanding at September 30, 2025. Class A common stock, 0.001 par value; 20,000 Class A shares authorized; 68,127,538 Class A shares issued and outstanding at December 31, 2024; 60,000 Class B shares authorized; 0 Class B shares issued and outstanding at December 31, 2024 (1)	129,124	10
Treasury stock, 0 and 27,061,584 shares at cost, respectively	-	(14,622,222)
Additional paid-in capital	429,920,419	18,056,702
Accumulated other comprehensive income (loss)	810,725	(52,849)
Accumulated deficit	(324,899,206)	(227,767,415)
Total stockholders’ equity (deficit)	105,961,062	(137,643,729)
Total liabilities, convertible and redeemable preferred stock and stockholders’ equity (deficit)	$233,331,108	$146,072,863

NEWSMAX INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(Unaudited)

	For the three months ended		For the nine months ended
	September 30,		September 30,
	2025	2024	2025	2024
Revenues:
Service revenue	$43,724,758	$41,993,774	$132,344,306	$118,903,244
Product revenue	1,547,938	1,520,178	4,669,841	4,437,085
Total revenues	45,272,696	43,513,952	137,014,147	123,340,329

Cost of services	28,357,890	22,589,117	80,765,038	64,165,716
Cost of products sold	954,070	1,162,172	3,184,474	3,785,208
Gross profit	15,960,736	19,762,663	53,064,635	55,389,405

General and administrative expenses:
Personnel costs	8,202,407	6,557,029	24,830,586	18,396,598
Advertising costs	4,613,034	4,215,409	14,972,904	12,560,388
Professional fees	2,602,513	1,457,565	9,993,062	3,928,383
Rent and utilities	1,494,040	1,526,716	4,484,284	4,496,174
Depreciation	690,320	746,206	2,161,785	2,371,299
Other corporate matters	1,192,312	10,718,880	79,297,013	69,793,233
Other	4,364,669	3,335,633	12,501,789	8,232,579
Total general and administrative expenses	23,159,295	28,557,438	148,241,423	119,778,654

Loss from operations	(7,198,559)	(8,794,775)	(95,176,788)	(64,389,249)

Other income (expense), net
Interest and dividend income	2,203,611	166,694	5,059,952	220,155
Interest expense	(5,455)	(25,067)	(18,966)	(73,229)
Unrealized gain on marketable securities	957,795	136,355	2,042,639	264,929
Other, net	(17,062)	(1,253,656)	(8,359,960)	(1,285,342)
Total other income (expense), net	3,138,889	(975,674)	(1,276,335)	(873,487)

Net loss before income taxes	(4,059,670)	(9,770,449)	(96,453,123)	(65,262,736)

Income tax expense (benefit)	55,736	(162)	70,429	20,798
Net loss	$(4,115,406)	$(9,770,287)	$(96,523,552)	$(65,283,534)

Other comprehensive income:
Unrealized (loss) gain on available for sale debt investments, net of income tax	(65,595)	—	863,574	—
Comprehensive loss	$(4,181,001)	$(9,770,287)	$(95,659,978)	$(65,283,534)

Weighted average common stock outstanding, basic and diluted (1)	128,480,258	41,065,954	100,938,896	41,065,954
Net loss per share attributable to common stockholders, basic and diluted	$(0.03)	$(0.29)	$(1.00)	$(1.71)

NEWSMAX INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED September 30, 2025 AND 2024

(Unaudited)

	2025	2024
Cash flows from operating activities:
Net loss	$(96,523,552)	$(65,283,534)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,614,605	4,663,869
Stock-based compensation	8,542,133	-
Change in fair value of warrant liability	1,824,179	6,373,757
Change in fair value of derivative liability	6,104,230	871,423
(Recovery of) provision for credit losses	(67,024)	(398,460)
Unrealized gain on marketable securities	(2,042,639)	(264,929)
Non-cash lease expense	2,575,226	2,696,788
Non-cash expense related to SEPA Agreement	500,000	-
Changes in operating assets and liabilities:
(Increase) decrease in assets:
Accounts receivable	(2,290,672)	(3,912,014)
Inventory	(5,603)	1,522,127
Prepaid expenses and other current assets	(2,470,684)	(1,510,367)
Funding of settlement escrow	(40,000,000)	-
Other asset	(1,201,125)	-
Security deposits	60,149	133,017
Increase (decrease) in liabilities:
Accounts payable	452,333	(5,513,332)
Accrued expenses	1,027,384	9,035,612
Lease liabilities	(2,826,909)	(2,818,993)
Settlement liability	16,490,644	36,959,521
Other long-term liabilities	937,500	-
Deferred revenue	(2,782,192)	(3,734,657)
Net cash used in operating activities	(107,082,017)	(21,180,172)

Cash flows from investing activities:
Purchase of investments	(132,569,436)	-
Proceeds from maturity of investments	28,250,000	-
Sale of investments	49,361,533	314,432
Purchase of property and equipment	(1,782,997)	(497,453)
Net cash used in investing activities	(56,740,900)	(183,021)

Cash flows from financing activities:
Proceeds from issuance of convertible preferred stock, net	80,742,222	50,471,381
Proceeds from issuance of common stock IPO, net	66,359,453	-
Proceeds from exercise of stock options	7,829,631	-
Proceeds from additional stock issuance	88,500	-
Payment of dividend	(915,067)	-
Principal payment under finance lease obligation	(153,132)	(139,040)
Net cash provided by financing activities	153,951,608	50,332,341
Net change in cash	(9,871,309)	28,969,148
Cash and cash equivalents – beginning	24,052,887	6,037,211
Cash and cash equivalents – ending	$14,181,578	$35,006,359

Supplemental disclosures of cash flow information:
Operating lease assets obtained in exchange for operating lease liabilities	$28,391	$76,708
Allocation from equity to derivative liability for Series B Preferred Stock	$-	$14,982,293
Interest paid	$1,829	$30,289

Non-cash transactions:
Property and equipment acquired through accounts payable:	$721,250	$210,737
Non-cash financing activities:
Issuance of warrants in connection with the issuance of convertible stock	$1,144,976	$-
Common stock issuance costs reclassified from prepaid expenses	$(1,798,989)	$-
IPO funds receivable in escrow	$34,500	$-

NEWSMAX INC. AND SUBSIDIARIES

ADJUSTED EBITDA RECONCILIATION

FOR THE THREE MONTHS ENDED September 30, 2025 AND 2024

(Unaudited)

	2025	2024
Net loss	$(4,115,406)	$(9,770,287)
Add
Depreciation	690,320	746,206
Interest, net	(2,198,156)	(141,627)
Unrealized (gain) loss on marketable securities	(957,795)	(136,355)
Stock-based compensation	3,547,340	—
Other corporate matters[2]	1,192,312	10,718,880
Other, net[3]	17,062	1,253,656
Income tax expense	55,736	(162)
Adjusted EBITDA[4]	$(1,768,587)	$2,670,311

[2]	Comprised of certain litigation expenses, and related fees, for specific legal proceedings that we have determined are infrequent and unusual in terms of their magnitude.
[3]	Comprised of miscellaneous items such as derivative adjustments, income tax credits, and unrealized gains on securities
[4]	For a discussion of Adjusted EBITDA, see “Non-GAAP Financial Measures” below.